UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 2, 2015

PFO GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-167380	65-0434332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501-B N. Ponce de Leon Blvd., #393, St. Augustine, Florida 32084
(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 819-8995

Energy Telecom, Inc.
(Former name or former address, if changed since last report)

Copy of correspondence to:

James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 2, 2015, the Board of Directors of PFO Global, Inc., formerly Energy Telecom, Inc. (the “Company”), voted unanimously to approve a change in domicile from Florida to Nevada (the “Reincorporation”) and recommended the Reincorporation to the company’s stockholders for their approval. On June 2, 2015, the holders of in excess of 56% of the outstanding voting stock consented in writing to approve the Reincorporation.  The Reincorporation was consummated on June 2, 2015 pursuant to an agreement and plan of merger (the “Plan of Merger”) between the Company and its wholly owned subsidiary Energy Telecom Reincorporation Sub., Inc., a Nevada corporation (“ET-NV”), whereby the Company merged with and into ET-NV with ET-NV as the surviving corporation that operates under the name “PFO Global, Inc.”  In connection with the Reincorporation the Company and ET-NV filed  (i) articles of merger (the “Nevada Articles of Merger”) with the Secretary of State of the State of Nevada, and (ii) articles of merger (the “Florida Articles of Merger”) with the Secretary of State of the State of Florida.  Following the merger, the Company’s corporate existence is governed by the laws of the State of Nevada and the Articles of Incorporation and bylaws of ET-NV (the “Nevada Articles” and the “Nevada Bylaws”, respectively).

Upon consummation of the transactions contemplated by the Plan of Merger and resulting Reincorporation, the daily business operations of the Company continued as they were conducted by the Company immediately prior to the Reincorporation and the officers and directors of the Company became the officers and directors of the surviving corporation. The Reincorporation did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be rights and obligations of the Company after the Reincorporation. The Reincorporation did not result in any change in headquarters, business, jobs, management, location of any of the offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

Upon the effectiveness of the Reincorporation:

1.
each outstanding share of Class A Common Stock of the Company, par value $0.0001 per share (the "ET-FL Class A Common Stock") was converted into 0.013647 shares of common stock, par value $0.0001 per share, of ET-NV (the "Common Stock");

2.
each outstanding share of Class B Common Stock of the Company, par value $0.0001 per share (the "ET-FL Class B Common Stock" and, together with the ET-FL Class A Common Stock, the “ET-FL Common Stock”) was converted into 0.136468 shares of  Common Stock;

3.	each outstanding share of ET-NV Class A Common Stock held by the Company was retired and canceled.

4.
each outstanding share of the Company’s Series A Preferred Stock, par value $0.001 per share ("ET-FL Series A Preferred Stock"), was converted into 0.013647 shares of ET-NV Series A Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock").

5.
all options and rights to acquire ET-FL Class A Common Stock, and all outstanding warrants or rights outstanding on the effective date to purchase ET-FL Class A Common Stock, were automatically converted into equivalent options, warrants and rights to purchase 0. 013647 times the number of shares of Common Stock at 7,328% of the exercise, conversion or strike price of such converted options, warrants and rights;

6.
the Nevada Articles became the articles of the surviving corporation and were amended to change the name of the surviving corporation from “Energy Telecom Reincorporation Sub, Inc.” to “PFO Global, Inc.”; and

7.	the Nevada Bylaws became the bylaws of the surviving corporation.

Articles of Incorporation

The Nevada Articles provide for 505,000,000 authorized shares of capital stock, consisting of 500,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).  The Board of Directors, at its sole discretion, may designate the rights, preferences and privileges of holders of series of Preferred Stock.  Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

Series A Preferred Stock

Pursuant to the certificate of designation for the Series A Preferred Stock (the “Certificate of Designation”), ET-NV designated 54 shares of its blank check preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock has a stated value of $100 (the “Stated Value”).  A holder of Series A Preferred Stock may convert, at any time, shares of Series A Preferred Stock into the number of shares of Common Stock obtained by dividing the Stated Value by the conversion price then in effect.  The conversion price is $0.3468, subject to adjustment (the “Conversion Price”).

Upon the occurrence of certain triggering events, the holder has the right to require the Company to redeem all or a portion of the shares of Series A Preferred Stock.  The redemption price is the greater of (A) the number of shares of Common Stock that the Series A Preferred Stock being redeemed are convertible into multiplied by the average market price on the date of redemption or (B) the Stated Value of the Series A Preferred Stock being redeemed multiplied by a Redemption Premium.  The “Redemption Premium” is (A) 125% in the event that the Company fails to have the Common Stock be quoted on the OTCQB or OTC PINK for a period of 10 days during any period of 12 months; (B) 250% in the event that the Company (1) fails to timely file an Annual Report on Form 10-K, an Quarterly Report on Form 10-Q or a Current Report on Form 8-K in the time periods that are required of a company with securities registered under Section 12 of the Securities Exchange Act of 1934 (a “Reporting Delinquency”) within the first year from a holder’s acquisition of Series A Preferred Stock or (2) the Company makes any statement that it intends to not comply with proper requests for conversion of the Series A Preferred Stock; or (C) 200% in the event that the Company has a Reporting Delinquency after the first year from the holder’s acquisition of Series A Preferred Stock.

Upon the occurrence of a change in control or a liquidation, dissolution or winding up of the Company, each holder of Series A Preferred Stock has the right to receive, at its election, either 200% of the Stated Value per share of Series A Preferred Stock, or share in the assets of the Company being distributed on a pro rata basis as if the Series A Preferred Stock had been converted into shares of Common Stock.

A holder may not convert Series A Preferred Stock if such conversion would result in the holder beneficially owning in excess of 4.99% of the Company’s then issued and outstanding common stock. The holder  may, however, increase this limitation (but in no event exceed 9.99% of the number of shares of Common Stock issued and outstanding) by providing the Company with 61 days’ notice that such holder wishes to increase this limitation.

Bylaws

The Nevada Bylaws provide, among other things, that each stockholder represented at a meeting of shareholders be entitled to cast one vote for each share of the capital stock entitled to vote held by such stockholder; the Board of Directors shall consist of a minimum of one member and a maximum of nine members, the exact number of which shall be fixed by the Board of Directors; directors shall be elected by a plurality of the votes cast at annual meetings of stockholders; and each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.  Directors and officers shall be indemnified to the fullest extent authorized by the Nevada Revised Statutes.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by a majority of the directors then in office.

The foregoing descriptions of the Plan of Merger, the Nevada Articles of Merger, the Florida Articles of Merger, the Certificate of Designation, the Nevada Articles and the Nevada Bylaws are qualified in their entirety by reference to the full text of the Plan of Merger, the Nevada Articles of Merger, the Florida Articles of Merger, the Nevada Articles, the Certificate of Designation and the Nevada Bylaws, copies of which are filed as Exhibits 2.1, 2.2, 2.3, 3.1, 3.2, and 3.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

2.1	Agreement and Plan of Merger

2.2	Articles of Merger filed with the Secretary of State of the State of Nevada

2.3	Articles of Merger filed with the Secretary of State of the State of Florida

3.1	Articles of Incorporation filed with the Secretary of State of the State of Nevada

3.2	Certificate of Designation of Series A Preferred Stock filed with the Secretary of State of the State of Nevada

3.3	Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFO GLOBAL, INC.

Dated: June 8, 2015	By:	/s/ Mohit Bhansali
Mohit Bhansali President